Exhibit 10.29

Third Amendment to

Consulting Agreement

This Third Amendment to Consulting Agreement (this “Amendment”), made this 21st day of March, 2022, is entered into by Perfect Moment Asia Ltd., a Hong Kong company ( “Perfect Moment Asia”), Perfect Moment Ltd., a Delaware corporation (“Perfect Moment DE”), and Montrose Capital Partners Limited, a corporation formed under the laws of the United Kingdom with its principal place of business at 21 Knightsbridge, 2nd Floor, London SW1X7LY, UK (the “Consultant”).

WHEREAS, Perfect Moment Asia and the Consultant entered into (a) that certain Term Sheet, dated November 24, 2020, executed as of November 25, 2020, as amended by that certain amendment, dated December 3, 2020 (the “Term Sheet”), (b) that certain Consulting Agreement, dated December 31, 2020 (the “Consulting Agreement”), (c) that certain Amendment to Term Sheet and Consulting Agreement, dated March 10, 2021 (the “First Amendment”), and (d) that certain Second Amendment to Term Sheet and Consulting Agreement, dated January 28, 2022 (the “Second Amendment”) (“Term Sheet” and “Consulting Agreement” as used herein refer to the Term Sheet and the Consulting Agreement each as amended by the First Amendment and the Second Amendment; other capitalized terms used herein, and not otherwise defined, shall have the respective meanings ascribed to them in the Term Sheet or the Consulting Agreement, as the case may be);

WHEREAS, the Share Exchange referred to in the Consulting Agreement closed on March 15, 2021, whereby the shareholders of Perfect Moment Asia exchanged all of their shares of Perfect Moment Asia for shares of Perfect Moment DE, by virtue of which Perfect Moment Asia became a wholly owned subsidiary of Perfect Moment DE; and the Bridge Financing referred to in the Consulting Agreement also closed on March 15, 2021; and

WHEREAS, the parties desire to further amend the Consulting Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1. Amendments to Consulting Agreement. Effective upon a closing of Perfect Moment DE’s bridge financing, pursuant to which it offered and sold, commencing in March 2022, its 8% Secured Convertible Promissory Notes due December 15, 2022:

1.1 Section 5.2 of the Consulting Agreement is hereby deleted in its entirety.

1.2 In the last sentence of Section 7 of the Consulting Agreement, the words “Subject to the cancellation of the Surrendered Shares pursuant to Section 5.2,” are hereby deleted.

Each of the Consulting Agreement and the Term Sheet, as heretofore and hereby amended, is hereby in all respects ratified and confirmed.

2. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction.

3. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by an e-mail, which contains a copy of an executed signature page such as a portable document format (.pdf) file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such e-mail of an executed signature page such as a .pdf signature page were an original thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PERFECT MOMENT LTD.

By:	/s/ Negin Yeganegy
	Name:	Negin Yeganegy
	Title:	CEO

PERFECT MOMENT ASIA LTD.

By:	/s/ Max Gottschalk
	Name:	Max Gottschalk
	Title:	Chairman

MONTROSE CAPITAL PARTNERS LIMITED

By:	/s/ Mark Tompkins
	Name:	Mark Tompkins
	Title:	CEO

[Signature Page to 3rd Amendment to Montrose Consulting Agreement]